As filed with the Securities and Exchange Commission on June 18, 2007
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________
THERAGENICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1528626 (I.R.S. Employer Identification Number)

5203 Bristol Industrial Way
Buford, Georgia 30518
(770) 271-0233
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

M. Christine Jacobs
Chief Executive Officer
Theragenics Corporation
5203 Bristol Industrial Way
Buford, Georgia 30518
(770) 271-0233
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a copy to: Richard H. Miller, Esq. Powell Goldstein LLP One Atlantic Center Fourteenth Floor 1201 W. Peachtree Street, N.W. Atlanta, Georgia 30309 (404) 572-6600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐ ____________________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering:  ☐ __________
 __________
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:☐

CALCULATION OF REGISTRATION FEE
Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, and the Common Stock Purchase Rights associated therewith	978,065 (1)	$ 4.20 (2)	$ 4,107,873 (2)	$ 127

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, stock dividends and stock splits.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices on the New York Stock Exchange on June 14, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 18, 2007

PROSPECTUS

5203 Bristol Industrial Way
Buford, Georgia 30518
(770) 271-0233

978,065 Shares of Common Stock

On August 2, 2006, we acquired Galt Medical Corp. (“Galt”) by the purchase of all of the issued and outstanding shares of capital stock of Galt from the selling stockholders. As a result, Galt became our wholly-owned subsidiary. In connection with the acquisition, we placed 978,065 shares of our Common Stock in an escrow account for a period of twenty-four months. Half of the shares placed in escrow may be received by the selling stockholders on August 2, 2007, net of the estimated value of any potential indemnification obligations. The remaining shares may be received by the selling shareholders on August 2, 2008, contingent upon satisfaction of the selling stockholders’ potential indemnification obligations. This Prospectus will be used from time to time by the selling stockholders to resell the Common Stock issued in connection with the acquisition. The selling stockholders may also offer additional shares of Common Stock acquired as a result of stock splits, stock dividends or similar transactions.

We will not receive any proceeds from the shares of Common Stock sold by the selling stockholders.

Our Common Stock is listed on the New York Stock Exchange under the symbol “TGX.” On June 14, 2007, the last sale price of our Common Stock as reported on the New York Stock Exchange was $4.20 per share.

The selling stockholders may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 4 of this Prospectus for more information about how the selling stockholders may sell their shares of Common Stock.

____________________

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 2 of this Prospectus for a discussion of certain factors that should be considered by prospective purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is __________, 2007.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	ii

ABOUT THIS PROSPECTUS	ii

PROSPECTUS SUMMARY	1

RISK FACTORS	2

USE OF PROCEEDS	2

SELLING STOCKHOLDERS	3

PLAN OF DISTRIBUTION	4

LEGAL MATTERS	5

EXPERTS	5

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY AND THIS OFFERING	6

- i -

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Our disclosure and analysis in this Prospectus and any Prospectus supplement, including information incorporated by reference, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in, or incorporated into, this Prospectus or any Prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Any or all of our forward-looking statements in or incorporated into this Prospectus or any Prospectus supplement may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in or incorporated into this Prospectus or any Prospectus supplement will be important in determining future results. Actual future results may vary materially. Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”). You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this Prospectus or any Prospectus supplement is accurate as of any date other than the dates shown in these documents or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this Prospectus, any Prospectus supplement or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Theragenics and the Theragenics logo are registered trademarks of Theragenics Corporation. All other trademarks or registered trademarks are the property of the respective owners. Unless otherwise indicated in this Prospectus or the context otherwise requires, all references in this Prospectus to “Theragenics,” the “Company,” “us,” “our,” or “we,” are to Theragenics Corporation and its subsidiaries.

- ii -

PROSPECTUS SUMMARY

THERAGENICS COPORATION®

Theragenics Corporation is a medical device company serving the cancer treatment and surgical markets, operating in two business segments.

In its brachytherapy seed business, the Company produces, markets and sells TheraSeed®, its premier palladium-103 prostate cancer treatment device; I-Seed, its iodine-125 based prostate cancer treatment device; and other related products and services. Theragenics is the world’s largest producer of palladium-103, the radioactive isotope that supplies the therapeutic radiation for its TheraSeed® device. Physicians, hospitals and other healthcare providers, primarily located in the United States, utilize the TheraSeed® device. The majority of TheraSeed® sales are channeled through one third-party distributor. The Company also sells its TheraSeed® and I-Seed devices directly to physicians.

The Company’s surgical products business consists of wound closure and vascular access products. Wound closure includes sutures, needles and other surgical products with applications in, among other areas, urology, veterinary, cardiology, orthopedics, plastic surgery and dental. Vascular access includes introducers and guidewires used in the interventional radiology, interventional cardiology and vascular surgery markets.

The Company has substantially diversified its operations and revenues in recent years. Prior to 2003, the Company’s sole product was the palladium-103 TheraSeed® prostate cancer treatment device. In 2003, the Company began to market an iodine-125 prostate cancer treatment device. In May 2005, the Company expanded into the surgical products business with the acquisition of CP Medical Corporation (“CP Medical”), followed by the acquisition of Galt Medical Corp. (“Galt”) in August 2006. CP Medical and Galt comprise the Company’s surgical products business, which accounted for 44% of the consolidated revenue in the first quarter of 2007. Prior to May 2005, the brachytherapy seed business constituted 100% of the Company’s revenue.

The Company acquired CP Medical on May 6, 2005, for $26.7 million, including $20.6 million in cash and the issuance of 1,840,458 shares of common stock valued at $6.1 million. Galt was acquired on August 2, 2006, for $32.7 million (net of $2.3 million of cash acquired), including $29.6 million in cash and the issuance of common shares valued at $3.1 million.

Theragenics was incorporated in Delaware in 1981 under the name Nuclear Medicine, Inc. Our principal executive offices are located at 5203 Bristol Industrial Way, Buford, Georgia 30518, and our telephone number is (770) 271-0233. Our website address is www.theragenics.com. We do not incorporate the information contained on our website into this Prospectus, and you should not consider it part of this Prospectus.

The Offering

Securities Offered	Common Stock, $0.01 par value per share

Number of shares of Common Stock being offered	978,065 shares

Common Stock authorized and outstanding after this offering	33,285,560 shares [1]

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering.

New York Stock Exchange Symbol	TGX

________________
1 The number of shares of Common Stock to be outstanding after this offering is based on the number of shares outstanding as of June 18, 2007, and excludes (each as of June 18, 2007) 2,113,267 shares subject to stock options and up to 235,293 shares subject to outstanding restricted stock rights.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. In addition to the risk factors set forth below, please see the risk factors described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in this Prospectus. You should carefully consider the specific factors listed below together with the other information included in this Prospectus or incorporated by reference in this Prospectus, including our financial statements and related notes, before you decide whether to purchase shares of our Common Stock. Additional risks and uncertainties, including those that are not yet identified or that we as of June 18, 2007 think are immaterial, may also adversely affect our business, results of operations and financial condition. The market price of our Common Stock could decline due to any of these risks, and you could lose all or part of your investment.

Risk Factors Related to the Offering

Our stock price has been and may continue to be subject to large fluctuations.

The trading price of our Common Stock has been and may continue to be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements of technological innovations, new products or acquisitions by us or our competitors, developments with respect to patents or proprietary rights, general conditions in the medical device and surgical products industries, or other events or factors. In addition, the stock market can experience extreme price and volume fluctuations, which can particularly affect the market prices of technology companies and which can be unrelated to the operating performance of such companies. Average daily trading volume in our Common Stock is not high and can cause significant price fluctuations. Specific factors applicable to the Company or broad market fluctuations may materially adversely affect the market price of our Common Stock. We have experienced significant fluctuations in our stock price and share trading volume in the past and may continue to do so.

Shares eligible for future issuance or sale may cause our common stock price to decline, which may negatively impact your investment.

Issuances or sales of substantial numbers of additional shares of our common stock, including in connection with future acquisitions, if any, or the perception that such issuances or sales could occur, may cause prevailing market prices for shares of our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at a time and price favorable to us. The selling stockholders named under “Selling Stockholders” in this prospectus or other registration statements we have filed, who collectively own 2.9% of our shares as of the date of this Prospectus, may elect to sell their shares of our common stock.

Our certificate of incorporation, our bylaws, our rights agreement, and Delaware law contain provisions that could discourage, delay or prevent a takeover attempt.

Provisions of our certificate of incorporation, our bylaws, our rights agreement, and Delaware law may discourage, delay or prevent another company from merging with us or from acquiring us, even if our stockholders were to consider such merger or acquisition to be favorable.

We do not expect to pay dividends for the foreseeable future.

We do not expect to pay dividends for the foreseeable future. We plan to retain all earnings for investment in our business and do not have any current plans to pay any cash dividends in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders. We will bear all expenses incident to the registration of the shares of Common Stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders and the SEC registration fee. In addition, any transfer taxes payable on any such shares and any commission and discounts payable to underwriters, agents or dealers will be paid by the selling stockholders.

SELLING STOCKHOLDERS

In connection with the Galt acquisition, 978,065 shares of our Common Stock were deposited into an escrow account, for the benefit of the selling stockholders named below. The shares were deposited in the escrow account to secure the selling shareholders’ potential indemnification obligations under the agreement by which we acquired Galt. The selling shareholders will not have the right to sell these shares until they are released from escrow in accordance with the terms of the escrow agreement. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The selling stockholders may from time to time offer and sell the Common Stock issued to them in the acquisition pursuant to this Prospectus. The term “selling stockholder” includes the stockholders listed below and their transferees, pledgees, donees or other successors. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in an amendment or supplement to this prospectus if and when required.

James R. Eddings is President of the Company’s Galt subsidiary. David G. Catlin and Angela W. Walters are employees of Galt. Kiam Interests, Ltd. is a Texas limited partnership in which James R. Eddings is general partner. The remaining selling shareholders have not had any material relationship with Theragenics within the past three years.

The following table sets forth the name of the selling stockholders, the number of shares and percentage of our Common Stock beneficially owned by the selling stockholders immediately prior to the registration, the number of shares registered and the number of shares and percentage of our Common Stock to be beneficially owned by the selling stockholders assuming all shares covered by this registration statement are sold. However, because the selling stockholders may offer all or a portion of the shares covered by this Prospectus at any time and from time to time hereafter, the exact number of shares that the selling stockholders may hold at any time hereafter cannot be determined at this time. The last two columns of this table assume that all shares covered by this Prospectus will be sold by the selling stockholders and that no additional shares of our Common Stock are held as of the date hereof (except as otherwise indicated) or subsequently bought or sold by the selling stockholders.

	Beneficial Ownership Prior to the Registration		Shares Covered by this Registration	Beneficial Ownership After the Shares are Sold (2)
	Number	Percent (1)	Statement	Number	Percent (1)

Lester V. Baum	17,164	*	17,164	-	-%
Wren Browning	17,455	*	17,455	-	-%
David G. Catlin	130,910	*	130,910	-	-%
James R. Eddings	78,856	*	78,856	-	-%
Sondra G. Eddings	51,782	*	51,782	-	-%
Charles B. McFarland	1,940	*	1,940	-	-%
John H. McFarland	1,939	*	1,939	-	-%
Kiam Interests, Ltd.	610,738	1.8%	610,738	-	-%
Joseph Kunz	2,327	*	2,327	-	-%
Glenn Leatherwood	3,862	*	3,862	-	-%
Gene L. Jameson	6,818	*	5,818	1,000	*
Harold L. Smitson, M.D.	17,455	*	17,455	-	-%
Kirstin Sullivan	14,546	*	14,546	-	-%
Amanda Eddings	14,546	*	14,546	-	-%
Angela W. Walters	9,020	*	8,727	293	*

_______________________

* Less than 1%

(1)
We have calculated the percentage of issued and outstanding shares of Common Stock held by the selling stockholder based on 33,285,560 shares of Common Stock issued and outstanding as of June 18, 2007.

(2)	We have assumed all shares of Common Stock set forth in this registration statement have been sold.

PLAN OF DISTRIBUTION

The selling stockholders may effect from time to time sales of the Common Stock directly or indirectly, by or through underwriters, agents or broker-dealers, and the Common Stock may be sold by one or a combination of several of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions;

•	an underwritten public offering in which one or more underwriters participate;

•	put or call options transactions or hedging transactions relating to the Common Stock;

•	short sales;

•	purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	“block” sale transactions;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Common Stock may be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the Common Stock or at negotiated prices. At the time that a particular offer is made, a Prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the selling stockholders and purchasers of the Common Stock may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the selling stockholders and the purchasers of the Common Stock in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. If the shares of Common Stock are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We have not been advised that the selling stockholders have any definitive selling arrangement with any underwriters, broker-dealer or agent.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commission from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this Prospectus forms a part.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

The selling stockholders may also resell all or a portion of the Common Stock in open market transactions in reliance upon Rule 144 of the Securities Act, provided that it meets the criteria and conforms to the requirements of such rule.

Any broker or dealer participating in any distribution of the Common Stock in connection with the offering made by this Prospectus may be considered to be an “underwriter” within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus supplement, if required, to any person who purchases any of the Common Stock from or through that broker or dealer.

We will not receive any of the proceeds from the sale of the Common Stock offered pursuant to this Prospectus. We will bear all expenses incident to the registration of the Common Stock under federal and state securities laws and the sale of the Common Stock hereunder other than expenses incident to the delivery of the Common Stock to be sold by the selling stockholders and the SEC registration fee. In addition, any transfer taxes payable on any shares and any commissions and discounts payable to underwriters, agents or dealers shall be paid by the selling stockholders.

In order to comply with various states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We have agreed to indemnify the selling stockholders and any person authorized to act and who acts on behalf of the selling stockholders against liabilities relating to the registration statement, including liabilities under the Securities Act and the Exchange Act. The selling stockholders have agreed to indemnify us, our directors and officers and any control persons against liabilities relating to any information given to us by such parties for inclusion in the registration statement, including liabilities under the Securities Act and the Exchange Act.

LEGAL MATTERS

Powell Goldstein LLP, Atlanta, Georgia, is passing on the validity of the securities to be offered by this Prospectus.

EXPERTS

The consolidated financial statements, schedule, and management’s assessment of the effectiveness of internal control over financial reporting of Theragenics appearing in its Annual Report on Form 10-K as of and for the year ended December 31, 2006 incorporated by reference in this Prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports thereto (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006), and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

The financial statements of Galt as of and for the year ended December 31, 2005, appearing in the Form 8-K/A of Theragenics filed on October 13, 2006 and incorporated by reference in this Prospectus have been audited by Hartman Leito & Bolt, LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY AND THIS OFFERING

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and on our web site at http://www.theragenics.com.

Our Common Stock is listed on the New York Stock Exchange under the trading symbol “TGX.”

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is legally considered to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference. Any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which have been filed with the SEC, and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 8, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended April 1, 2007 filed on May 9, 2007;

•	Proxy Statement on Schedule 14A filed on March 30, 2007;

•	Current Reports on Form 8-K filed on May 21, 2007, May 8, 2007, March 19, 2007, February 20, 2007 and January 30, 2007;

•	Amendment to Current Report on Form 8-K/A filed on October 13, 2006 containing financial information regarding Galt; and

•
The description of our Common Stock that is contained in our Registration Statement on Form 8-A, as filed with the Commission on March 2, 1987 under the Exchange Act, and the description of the associated common stock purchase rights contained in our Registration Statement on Form 8-A/A, as filed with the Commission on February 16, 2007 under the Exchange Act, including in each case any amendments or reports filed for the purpose of updating such description.

You may request copies of these documents, at no cost, by telephoning or writing us at: Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518 (Telephone number: (770) 271-0233 or (800) 998-8479), Attention: Investor Relations.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

978,065 Shares of Common Stock

______________________________

PROSPECTUS
______________________________

_________, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following sets forth the estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby, all of which will be paid for by Theragenics with the exception of the SEC registration fee, which the selling stockholders have agreed to pay:

SEC registration fee	$127
Accounting fees and expenses	15,000
Legal fees and expenses	25,000
Printing and filing expenses	5,000
Miscellaneous expenses	5,000

TOTAL	$50,127

Item 15. Indemnification of Officers and Directors

Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The effect of this provision is to eliminate the personal liability of directors to the Company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

Delaware law also provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

Delaware law further provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Additionally, under Delaware law, a corporation generally has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Theragenics certificate of incorporation eliminates to the fullest extent permissible under Delaware law the liability of directors to Theragenics and its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate liability: (i) for any breach of a director's duty of loyalty to Theragenics or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not apply to equitable remedies such as injunctive relief.

Theragenics bylaws provide that indemnification of directors and officers must be provided to the fullest extent permitted under Delaware law and Theragenics certificate of incorporation.

The above discussion of Delaware law, Theragenics certificate of incorporation and of Theragenics bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Theragenics certificate of incorporation and Theragenics bylaws.

Theragenics has obtained insurance policies insuring its directors and officers against some liabilities and expenses they may incur in their capacity as directors and officers. Theragenics has also entered into indemnity agreements with their directors and certain of their executive officers that require the Company, subject to certain exceptions and limitations, to indemnify such persons against such liabilities and expenses.

Item 16. Exhibits

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibits
5.1	Opinion of Powell Goldstein LLP.

23.1	Consent of Powell Goldstein LLP (included in Exhibit 5).

23.2	Consent of Grant Thornton LLP (with respect to Theragenics audited financial statements).

23.3	Consent of Hartman Leito & Bolt, LLP (with respect to Galt audited financial statements).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                   (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buford, State of Georgia, on this the 18th day of June, 2007

THERAGENICS CORPORATION

By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of M. Christine Jacobs and Francis J. Tarallo, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on June 18, 2007 by the following persons in the capacities indicated.

/s/ M. Christine Jacobs	Chief Executive Officer, President and Chairman of the Board of Directors
M. Christine Jacobs	(Principal Executive Officer)

/s/ Francis J. Tarallo	Chief Financial Officer and Treasurer
Francis J. Tarallo	(Principal Financial and Accounting Officer)

/s/ Otis W. Brawley, M.D.	Director
Otis W. Brawley, M.D.

/s/ John V. Herndon	Director
John V. Herndon

/s/ Luther T. Griffith	Director
Luther T. Griffith

/s/ Peter A. A. Saunders	Director
Peter A. A. Saunders

/s/ Judith E. Starkey	Director
Judith E. Starkey

EXHIBIT INDEX

Exhibit Number	Exhibits

5.1	Opinion of Powell Goldstein LLP.

23.1	Consent of Powell Goldstein LLP (included in Exhibit 5).

23.2	Consent of Grant Thornton LLP (with respect to Theragenics audited financial statements).

23.3	Consent of Hartman Leito & Bolt, LLP (with respect to Galt audited financial statements).

24.1	Power of Attorney (included on the signature page of this Registration Statement).